UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 16, 2006
American Casino & Entertainment Properties LLC

(Exact name of registrant as specified in its charter)

Delaware	333-118149	20-0572058

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Las Vegas Boulevard South, Las Vegas, NV		89104

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (702) 380-7777
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On January 16, 2006, we entered into an employment agreement with Denise Barton, our chief financial officer. Under the terms of the employment agreement, Ms. Barton will receive an annual base salary of $350,000, subject to review on an annual basis for increase under our normal performance review process, which occurs in March of each year. In addition, Ms. Barton will be eligible to participate in the management incentive plan on a basis proportionate to her compensation level and, level of activity which contributes to our success, as determined by the board of directors. Ms. Barton will also be entitled to receive certain healthcare and similar employee welfare benefits comparable to those received by our other employees at a similar pay level and/or position with us. The employment agreement is effective as of January 16, 2006 and continues through March 31, 2007.
According to its terms, the employment agreement will terminate on the first of the following events to occur: (1) March 31, 2007; (2) death or disability of Ms. Barton; (3) the discharge of Ms. Barton with or without cause (as defined in the employment agreement); or (4) Ms. Barton’s resignation.
The employment agreement provides that we may discharge Ms. Barton at any time, for any reason, with or without cause. Cause is defined to include the failure to perform the duties assigned or comply with the instructions given to her; personal misconduct or insubordination; impairment due to alcohol or substance abuse; conviction of a crime or being charged with a felony; violation of a federal or state securities law or regulation; failure to comply with any of the terms of her employment agreement; revocation or suspension by any state or local authority of her required licenses to be our chief financial officer; or any act or failure to act by her which causes any gaming or other regulatory authority having jurisdiction over us, our designated affiliates or any of their affiliates to seek any redress or remedy against her, us, any of our designated affiliates or any of their affiliates. If Ms. Barton’s employment is terminated by us without cause or by Ms. Barton for good reason (as defined in the employment agreement) within six months following a change of control (as defined in the employment agreement), then in lieu of any other payments of any kind, Ms. Barton shall be entitled to receive within 30 days of the termination date: (1) any amounts of base salary and previously earned bonus compensation due and unpaid as of the termination date and (2) a lump-sum payment equal to one year’s base salary. Bonus compensation shall be deemed earned and to become due with respect to any year on the last business day of February of the year following the year with respect to which the applicable performance targets are computed provided that Ms. Barton is employed by us on such last business day of February. Payment of these amounts is conditioned upon the execution of a settlement and release agreement in the form acceptable to us.
The employment agreement further provides that during the term of employment and at all times thereafter, Ms. Barton will hold all confidential information in a fiduciary capacity for our benefit. The employment agreement also restricts Ms. Barton from soliciting our customers or employees during her employment and for a period of one year thereafter. The employment agreement also provides that, for a period of one year following her last day of employment, Ms. Barton will not accept employment with, or in any capacity engage or participate in, any business that competes with or is similar to the business conducted by us which is located within 50 miles of any locations in which we are doing business.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.11 and incorporated herein by reference.
Effective January 1, 2005, we established a management incentive plan to provide members of our executive management, other than our chief executive officer, and certain employees, with additional compensation for their contribution to the achievement of our corporate objectives. Provided that we achieve our EBITDA goals which are determined annually by our board of directors, a participant in the Plan shall be entitled to a financial award under the plan computed as the product of (1) base salary, (2) individual performance factors determined by each participant’s attainment of predetermined goals and (3) bonus as a percentage of base salary. A financial award under the management incentive plan includes a cash award and a deferred bonus award, both components of which are within a pre-established range based upon the participant’s position level. Where a participant holds more than one position level during the fiscal year, the financial award will be prorated based upon service time within each position level. The deferred portion of the bonus award is paid out over a four year vesting period. Pursuant to the plan, payment of the awards will be made after completion of the annual audit but no later than March 15 of the year following the end of the previous fiscal year, as defined in the plan. All payment awards will be reduced by amounts required to be withheld for taxes at the time payments are made. In addition, unless our chief executive officer and board of directors determine otherwise, a participant in the plan who is no longer our employee on the date of the award payment will not be entitled to payment of the award unless the participant (1) dies, (2) becomes permanently disabled, (3) enters military service, (4) takes an approved leave of absence or (5) is appointed or elected to public office; provided that the participant was an active employee for a minimum of 90 consecutive calendar days during the fiscal year (as defined in the plan). The plan is administered by our vice president of human resources, subject to control and supervision of our chief executive officer and board of directors.
The foregoing description of the Management Incentive Plan is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.12 and incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
10.11 Employment Agreement, dated as of January 16, 2006, between American Casino & Entertainment Properties LLC and Denise Barton.

10.12 Management Incentive Plan, effective January 1, 2005, of American Casino & Entertainment Properties LLC and Atlantic Coast Entertainment Holdings, Inc.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC (Registrant)

By:	/s/ Denise Barton
Denise Barton
Senior Vice President, Chief Financial Officer Secretary and Treasurer

Date: January 18, 2006